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                                                                   Exhibit 16(a)


                         AIM INTERNATIONAL EQUITY FUND

SCHEDULE OF PERFORMANCE QUOTATIONS

(1)  Average Annual Total Returns Pursuant to SEC Standardized Formula

      SEC Formula:

                           P(1 + T)power of n  = ERV

      where:

                 P     =    initial payment of $1,000
                 T     =    average annual total return
                 n     =    number of years
                 ERV   =    ending redeemable value of a hypothetical $1,000
                            payment made at the beginning of 1, 5 or 10 year periods at the end of such periods (for purposes of the following calculations, the maximum sales load has been deducted from the initial investment in order to compute ERV)

          Average Annual Total Return for the period 4/7/92 - 10/31/92

                           P(1 + T)power of n  = ERV

                P   =  $1,000
                n   =  207/365
              ERV   =  $960.61
                T   =  (6.84)%

(2)  Aggregate or Cumulative Total Return Pursuant to Non-Standardized
     Formula


                            ATR = ERV-P
                                  -----
                                    P
      where:


                P   =  $1,000 (initial investment)
              ERV   =  ending redeemable value of a hypothetical investment of
                       $1,000 made at the beginning of a specified period at
                       the end of such period
              ATR   =  aggregate total return of the investment over the
                       specified period

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           CASE I      Aggregate Total Return for the period 4/7/92 (effective
                       date of registration statement) through 10/31/92, assuming deduction of the maximum sales charge for the purpose of calculating ERV


                            ATR = ERV-P
                                  -----
                                    P

                P   =  $1,000
              ERV   =  $960.61
              ATR   =  (3.94)%


          CASE II Aggregate Total Return for the period 4/7/92 (effective date of registration statement) through 10/31/92, assuming the maximum sales charge has not been deducted for the purpose of calculating ERV


                            ATR = ERV-P
                                  -----
                                    P


                P   =  $1,000
              ERV   =  $1,016.52
              ATR   =  1.65%